 As filed with the Securities and Exchange Commission on  August 5, 2011
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Haverty Furniture Companies, Inc.
(Exact name of registrant as specified in its charter)

Maryland	780 Johnson Ferry Road, Suite 800 Atlanta, Georgia 30342	58-0281900
(State or Other jurisdiction of incorporation or organization)	(Address, including Zip Code, of Principal Executive Offices	(I.R.S. Employer Identification Number

Haverty Furniture Companies, Inc.
2004 Long-Term Incentive Plan
(Full Title of the Plan)

Clarence H. Smith,
President and Chief Executive Officer
Haverty Furniture Companies, Inc.
780 Johnson Ferry Road, Suite 800
Atlanta, Georgia 30342
(404) 443-2900
(Name and Address of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,”  “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock ($1.00 par value per share	1,000,000	$11.07	$1,107,000	$1,285

(1)    This Registration Statement covers 1,000,000 additional shares of common stock, par value $1.0 par value per share, of Haverty Furniture Companies, Inc. (the “Registrant” or the “Corporation”) available for issuance pursuant to awards under the Corporation’s 2004 Long-Term Incentive Plan, as amended effective May 9, 2011 (the “Plan”).  This Registration Statement also covers any additional shares of common stock of the Registrant that become issuable pursuant to awards under the Plan by reason of any stock dividend, stock, split, recapitalization or other similar transaction that results in an increase in the number of outstanding shares of common stock of the Registrant.

(2)    Calculated solely for purposes of this offering under Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of common stock of the Registrant on August 1, 2011, as reported on the New York Stock Exchange.

(3)    Pursuant to General Instruction E. to Form S-8, a filing fee is only being paid with respect to the registration of additional securities for the Plan.  A Registration Statement on Form S-8 has been filed previously on November 10, 2004 (File No. 333-120352) covering 1,100,000 shares of common stock reserved for issuance pursuant to awards under the Plan.

EXPLANATORY NOTE

Incorporation by Reference.   This Registration Statement is filed pursuant to General Instruction E to Form S-8.  The contents of the Registration Statement on Form S-8 (File No. 333-120352) is incorporated herein by reference and made a part hereof.

Registration of Additional Shares of Common Stock Under the Plan.  This Registration Statement on Form S-8 is filed by the Registrant to register an additional 1,000,000 shares of common stock, $1.00 par value per share, of Haverty Furniture Companies, Inc. which may be awarded under the Plan pursuant to an amendment of such plan authorized by the stockholders of the Registrant on May 9, 2011.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                      Incorporation of Documents by Reference.

The contents of the Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on November 10, 2004 by the Registrant are incorporated herein by reference.  In addition, the following new documents filed with the Commission by the Corporation are incorporated herein by reference.

(a)	The Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the Commission on March 4, 2011;

(b)	The Corporation’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2011, filed with the Commission on May 5, 2011, and June 30, 2011, filed on August 5, 2011.

(b)
The Current Reports on Form 8-K filed with the Commission on January 6, 2011, January 31, 2011, March 1, 2011, May 5, 2011, May 12, 2011 and August 4, 2011(excluding information furnished under Items 2.02, 7.01 and 9.01); and

(c)
The description of the Company’s $1.00 par value per share common stock contained in the Company’s Registration Statement on Form 8-A, as filed with the  Commission on August 25, 1998 to register the Company’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.  In no event, however, will any information that the Registrant discloses under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that the Registrant may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement.  Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 8.                          Exhibits.

Each exhibit identified below is filed as part of this report.  Exhibits not incorporated by reference to a prior filing are designated by an “*”; all exhibits not so designated are incorporated herein by reference to a prior filing as indicated.

Exhibit No.	Description
*4.1	Haverty Furniture Companies, Inc. 2004 Long-Term Incentive Plan (as amended effective May 9, 2011).
4.2	Articles of Amendment and Restatement of the Charter of Haverty Furniture Companies, Inc. effective May 2006 (Exhibit 3.1 to our 2006 Second Quarter Form 10-Q).
4.3	By-laws of Haverty Furniture Companies, Inc. as amended effective May 12, 2010 (Exhibit 3.2 to our First Quarter 2010 Form 10-Q).
*5.1	Opinion of Smith, Gambrell & Russell, LLP.
*23.1	Consent of Ernst & Young LLP.
*23.2	Consent of Smith, Gambrell & Russell, LLP (included in the opinion filed as Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 5, 2011.

HAVERTY FURNITURE COMPANIES, INC.
By:	/s/ CLARENCE H. SMITH
Clarence H. Smith
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

/s/ CLARENCE H. SMITH	/s/ DENNIS L. FINK
Clarence H. Smith President and Chief Executive Officer (principal executive officer)	Dennis L. Fink Executive Vice President and Chief Financial Officer (principal financial and accounting officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

/s/ JOHN T. GLOVER	/s/ TERENCE F. McGUIRK
John T. Glover Director	Terence F. McGuirk Director

/s/ RAWSON HAVERTY, JR.	/s/ VICKI R. PALMER
Rawson Haverty, Jr. Director	Vicki R. Palmer Director

/s/ L. PHILLIP HUMANN	/s/ FRED L. SCHUERMANN
L. Phillip Humann Non-Executive Chairman of the Board and Director	Fred L. Schuermann Director

/s/ MYLLE H. MANGUM	/s/ CLARENCE H. SMITH
Mylle H. Mangum Director	Clarence H. Smith Director

/s/ FRANK S. McGAUGHEY, III	/s/ AL TRUJILLO
Frank S. McGaughey, III Director	Al Trujillo Director

EXHIBIT INDEX

Exhibits not incorporated by reference to a prior filing are designated by an “*”; all exhibits not so designated are incorporated herein by reference to a prior filing as indicated.

Exhibit No.	Description
*4.1	Haverty Furniture Companies, Inc. 2004 Long-Term Incentive Plan (as amended effective May 9, 2011).
4.2	Articles of Amendment and Restatement of the Charter of Haverty Furniture Companies, Inc. effective May 2006 (Exhibit 3.1 to our 2006 Second Quarter Form 10-Q).
4.3	By-laws of Haverty Furniture Companies, Inc. as amended effective May 12, 2010 (Exhibit 3.2 to our First Quarter 2010 Form 10-Q).
*5.1	Opinion of Smith, Gambrell & Russell, LLP.
*23.1	Consent of Ernst & Young LLP.
*23.2	Consent of Smith, Gambrell & Russell, LLP (included in the opinion filed as Exhibit 5.1).